UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 8, 2008 (January 7, 2008)

SkyTerra Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)

703-390-1899
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2008, SkyTerra Communications, Inc. (the "Company"), Mobile Satellite Ventures LP ("MSV") and Mobile Satellite Ventures Finance Co. ("MSV Finance Co."), completed their previously announced issuance of $150 million of MSV's Senior Notes due 2013 (the "Notes") and ten year warrants (the "Warrants") to purchase 7.5% of the Company's common stock ("Common Stock"), on a fully diluted basis (approximately 9.1 million shares), with an exercise price of $10.00 per share. The Notes and the Warrants were sold pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") with Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP (together, "Harbinger"), dated December 15, 2007, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "SEC") on December 18, 2007.

In connection with the completion of the issuance of the Notes and Warrants, the Company, MSV, MSV Finance Co. and Harbinger entered into Amendment No. 1 to the Securities Purchase Agreement (the "Amendment") on January 7, 2008, which amends the time period the parties have to allocate the purchase price of $150 million dollars between the Notes and the Warrants from 15 days to 10 days after January 7, 2008 and adds additional covenants relating to MSV's and its subsidiaries' maintenance of property and compliance with the applicable laws. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

MSV and MSV Finance Co. also entered into an Indenture (the "Indenture"), dated January 7, 2008, with the Guarantors named therein and The Bank of New York as Trustee, previously described in the Company's Current Report on Form 8-K, filed on December 18, 2007, pursuant to which the Notes were issued. The terms of the Indenture are substantially identical to those terms described in the Company's Current Report on Form 8-K, filed with the SEC on December 18, 2007, with such changes reflecting the future issuance of Payment-in-Kind Notes rather than accrual of payment-in-kind interest. A copy of the Indenture is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

In connection with the Securities Purchase Agreement, the Company and Harbinger entered into a registration rights agreement (the “Registration Rights Agreement”), dated January 7, 2008. A form of the Registration Rights Agreement was filed as Exhibit 10.3 to the Company's Current Report on Form 8-K, filed with the SEC on December 18, 2007.

MSV and the Company intend to use the net proceeds from the sale of the Notes and the Warrants to Harbinger for working capital and general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

For a description of the terms of the Notes, see the Company's Current Report on Form 8-K, filed with the SEC on December 18, 2007. The terms are substantially identical, with such changes as were necessary to reflect the future issuance of Payment-in-Kind Notes rather than an accrual of payment-in-kind interest.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 above, pursuant to the terms of the Securities Purchase Agreement, the Company issued to Harbinger on January 7, 2008, Warrants to purchase 7.5% of the Company's Common Stock. A form of the Warrants was filed as Exhibit 10.2 to the Company's Current Report on Form 8-K, filed with the SEC on December 18, 2007.

Section 8 - Other Events

Item 8.01 Other Events.

On January 7, 2008, the Company and MSV issued a press release announcing the sale of the Notes and the Warrants to Harbinger. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

10.1
Amendment No. 1 to the Securities Purchase Agreement by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP, dated as of January 7, 2008.

10.2	Indenture by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., the Guarantors named therein and The Bank of New York as Trustee, dated as of January 7, 2008.

99.1	Press release issued by SkyTerra Communications, Inc. and Mobile Satellite Ventures LP, dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: January 8, 2008	By: /s/ ROBERT C. LEWIS
Name: Robert C. Lewis
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

10.1
Amendment No. 1 to the Securities Purchase Agreement by and among SkyTerra Communications, Inc., Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP, dated as of January 7, 2008.

10.2	Indenture by and among Mobile Satellite Ventures LP, Mobile Satellite Ventures Finance Co., the Guarantors named therein and The Bank of New York as Trustee, dated as of January 7, 2008.

99.1	Press release issued by SkyTerra Communications, Inc. and Mobile Satellite Ventures LP, dated January 7, 2008.